EXHIBIT 99.1

Friday May 24, 5:00 pm Eastern Time

Press Release

SOURCE: Buckhead America Corporation

                                              FOR IMMEDIATE RELEASE
                                              CONTACT:  PATRICK WALLACE
                                                        WALLACE & ASSOCIATES
                                                        (770) 579-8154


Buckhead America Receives Notice of Delisting of Shares

ATLANTA, May 24  /PRNewswire-FirstCall/ -- Buckhead America Corporation (Nasdaq:
BUCK - News), a hospitality services company, said the company recently received notice from The Nasdaq Stock Market, Inc. to the effect that its shares will be delisted from the Nasdaq SmallCap Market at the opening of business May 29, 2002.

The Nasdaq notice said Buckhead does not comply with the minimum net tangible assets or minimum stockholders' equity requirements for continued listing and that Nasdaq "Staff has determined that the Company did not provide a definitive plan evidencing its ability to achieve near term compliance with the continued listing requirements or sustain such compliance over an extended period of time."

Buckhead America said it does not intend to appeal the delisting notice. The company said it is seeking arrangements for a broker-dealer to make a market in the company's shares on the Nasdaq Over-the-Counter Bulletin Board.

Buckhead America common shares presently trade on the Nasdaq SmallCapMarket under the stock symbol "BUCK."

SOURCE: Buckhead America Corporation